Exhibit 3.125

AMENDED AND RESTATED BYLAWS

OF

WINDSTREAM MONTEZUMA, INC.

(Iowa)

These Amended and Restated Bylaws

Adopted Effective June 1, 2010,

Pursuant to Resolutions Adopted by the

Board of Directors by Written Consent

AMENDED AND RESTATED BYLAWS

OF

WINDSTREAM MONTEZUMA, INC.

(Iowa)

ARTICLE I

OFFICES

Section 1. Registered Office; Registered Agent. The registered office of the corporation in the State of Iowa shall be in the City of Des Moines, County of Polk, State of Iowa. The registered agent of the corporation shall be C T Corporation System.

Section 2. Principal Office. The principal office of the corporation shall be located at 4001 Rodney Parham Road, Little Rock, Arkansas 72212, or such other places as the board of directors may hereafter select and designate.

Section 3. Other Offices. The corporation may also have offices at such other places both within and without the State of Iowa as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

SHAREHOLDERS

Section 1. Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Iowa, as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with such procedures as the board of directors shall determine.

Section 2. Annual Meetings. Annual meetings of shareholders shall be held on such date and at such time as shall be designated by the board of directors from time to time and stated in the notice of the meeting. If any annual meeting for the election of directors shall not be held on the date designated therefor, the board of directors shall cause the meeting to be held as soon thereafter as is convenient. Shareholders shall elect the board of directors at such annual meeting and transact such other business as may properly be brought before the meeting.

Section 3. Meeting Notices. Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given, which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the corporation.

Section 4. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make or cause to be prepared and made through a transfer agent appointed by the board of directors a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning two business days after notice of the meeting is given and ending after the meeting, provided that the information required to gain access to such list is provided with the notice of the meeting, or at the principal place of business of the corporation. The list shall be open to the examination of any shareholder during the whole time of the meeting.

Section 5. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Iowa Business Corporation Act (the “Act”) or by the articles of incorporation, may be called at any time by the chairman of the board of directors or by the president and shall be called by the chairman, president or the secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning at least ten percent of the entire capital stock of the corporation issued and outstanding which are entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 6. Quorum. The holders of a majority of the stock issued and outstanding which are entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Act or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Act or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

Section 7. Voting of Shares. Unless otherwise specifically provided by the Act or the articles of incorporation or these amended and restated by-laws, each shareholder shall at every meeting of the shareholders be entitled to one vote for each share of the capital stock having voting power registered in such shareholder’s name on the books of the corporation on the record date set by the board of directors as provided in Article VII, Section 6.

Section 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. All proxies must be filed with the secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 9. Informal Action by Shareholders. Unless otherwise provided in the articles of incorporation, any action required by any provision of the Act to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than ninety percent of votes that would be entitled to be cast to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and provided that prompt notice must be given to all shareholders of the taking of corporate action without a meeting and by less than unanimous written consent and the consent or consents are included in the minutes of the corporation or filed with the corporate records.

Section 10. Stock Ledger. The stock ledger of the corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 4 of this Article II or the books of the corporation, or to vote in person or by proxy at any meeting of shareholders.

Section 11. Conduct of Meeting. Unless otherwise provided by the board of directors, the chairman of the board of directors, or in his or her absence, the chief executive officer, shall act as chairman; and the secretary, or in his or her absence an assistant secretary, shall act as secretary of the meeting. The order of business shall be determined by the chairman of the meeting. Any meeting of shareholders may be adjourned by (i) the chairman of the meeting, (ii) the direction of the board of directors or (iii) the vote of the majority of the shares present in person or by proxy at such meeting (whether or not a quorum is present thereat).

Section 12. Inspectors of Election. The corporation, in advance of each meeting of shareholders, may appoint one or more inspectors of election to act thereat. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act and, if no inspector or alternate is able to act at a meeting of shareholders, the chairman shall appoint one or more inspectors to act at the meeting.

Section 13. Adoption of Rules. The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1. Number, Tenure and Qualifications. The number of directors which shall constitute the whole board shall initially be two, and shall thereafter be as fixed by the board of directors from time to time. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation or removal. Directors need not be shareholders.

Section 2. Vacancies. Except as otherwise provided by law, any vacancy on the board of directors (whether because of death, resignation, removal, an increase in the number of directors, or any other cause) may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the Act and the articles of incorporation of the corporation.

Section 3. General Powers. The property and business of the corporation shall be managed under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the articles of incorporation or by these amended and restated by-laws directed or required to be exercised or done by the shareholders.

Section 4. Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Iowa.

Section 5. First Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 7. Special Meetings. Special meetings of the board may be called by either the chairman of the board or the president on two days’ notice to each director, either personally or by mail or by electronic transmission; special meetings shall be called by the president or the secretary in a like manner and on like notice on the written request of two directors; provided, however, that a meeting may be called on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all the directors shall be present thereat or if notice thereof shall be waived either before or after such meeting in writing by all absentees therefrom provided a quorum be present thereat. Notice of any adjourned meeting need not be given.

Section 8. Quorum. At all meetings of the board (or any committee thereof) a majority of the directors then in office (or that constitute such committee) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors (or any committee thereof) , except as may be otherwise specifically provided by the Act or by the articles of incorporation (or the resolutions of the board establishing such committee). If a quorum shall not be present at any meeting of the board of directors (or any committee thereof) the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9. Organization. At each meeting of the board of directors, the chairman of the board of directors, or in his or her absence, the president of the corporation, or in his or her absence, a vice chairman, or in the absence of all of said officers, a chairman chosen by a majority of the directors present, shall preside. The secretary of the corporation, or in his or her absence, an assistant secretary, if any, or, in the absence of both the secretary and assistant secretaries, any person whom the chairman shall appoint, shall act as secretary of the meeting.

Section 10. Informal Action by Directors. Unless otherwise restricted by the articles of incorporation or these amended and restated by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

Section 11. Participation by Conference Telephone. Unless otherwise restricted by the articles of incorporation or these amended and restated by-laws, members of the board of directors, or any committee designated by the board, may participate in a meeting of the board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 12. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, however, that, if the resolution of the board of directors so provides, in the absence or disqualification of any such member or alternate member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member or alternate member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, but no such committee shall have the power or authority in reference to approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Iowa Business Corporation Act (as then in effect) to be submitted to shareholders for approval or adopting or repealing any bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Section 13. Compensation. Unless otherwise restricted by the articles of incorporation or these amended and restated by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors or committee and may be paid a fixed sum for attendance at each meeting of the board of directors or such committee and/or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

NOTICES

Section 1. Written Notice. Whenever, under the provisions of the Act or of the articles of incorporation or of these amended and restated by-laws, notice is required to be given to any director or shareholder, such notice may be given in person or by mail to such director or shareholder. If mailed, such notice shall be addressed to such director or shareholder at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notices given to shareholders may be given by electronic transmission in the manner provided by law. Notice to directors may also be given by electronic transmission.

Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the Act or of the articles of incorporation or of these amended and restated by-laws, a waiver thereof in writing, or waiver by electronic transmission signed by the person or persons entitled to said notice, delivered to the corporation for inclusion in the minutes or filing in the corporate records whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall include a president, a treasurer and a secretary. The board of directors, in its discretion, may choose the chairman of the board of directors. The board of directors may choose one or more vice chairmen of the board of directors from among their members, one or more vice-presidents, and one or more assistant treasurers and assistant secretaries. The board of directors may appoint such other officers and agents as it shall deem desirable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. Any number of offices may be held by the same person, unless the articles of incorporation or these amended and restated by-laws otherwise provide. The officers of the corporation need not be shareholders of the corporation.

Section 2. Election and Term of Office. The board of directors at its first meeting after each annual meeting of shareholders shall elect the officers of the corporation. The officers of the corporation shall hold office until their successors are chosen and qualify.

Section 3. Removal; Resignation. Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors or by any committee or superior officer upon whom such power of removal may be conferred by the board of directors. Any officer may resign by giving notice to the board of directors or to the president or the secretary. Any such resignation shall be effective when received, unless a later time is specified therein, in which case such resignation shall become effective at such later time. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 4. Vacancies. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

Section 5. Chairman of the Board of Directors. The chairman of the board of directors shall preside, if present, at all meetings of the board of directors. Except where by law the signature of the president is required, the chairman of the board of directors shall possess the same power as the president to sign all documents of the corporation which the president may be authorized to sign by these amended and restated by-laws or by the board of directors. The chairman of the board of directors shall see that all orders and resolutions of the board of directors are carried into effect and shall from time to time report to the board of directors all matters within his or her knowledge which the interests of the corporation may require to be brought to their notice. During the absence or disability of the president, the chairman of the board of directors shall exercise all the powers and discharge all the duties of the president unless the board of directors shall designate another officer to exercise such powers and discharge such duties. The chairman of the board of directors shall also perform such other duties and he or she may exercise such other powers as from time to time may be prescribed by these amended and restated by-laws or by the board of directors.

Section 6. Vice Chairmen. The vice chairmen, in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the chairman, perform the duties of the chairman; and, in the absence or disability of the president/ chief executive officer, perform the duties of the president/chief executive officer.

Section 7. President/Chief Executive Officer. The president/chief executive officer shall be the chief executive officer of the corporation unless the board of directors shall designate another officer as chief executive officer, and shall have general and active management of the business, subject to the control of the board of directors. The president/chief executive officer shall also perform all duties incident to the office of the president and such other duties as may be prescribed by these amended and restated by-laws or by the board of directors from time to time.

Section 8. The Vice-Presidents. Each vice-president shall perform such duties and have such powers as the board of directors or president/chief executive officer may from time to time prescribe. At the request of the board of directors, the vice-president (or in the event there be more than one vice-president, the vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president/chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president/chief executive officer.

Section 9. The Treasurer. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. The treasurer (or if there is none, the chief financial officer) shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these amended and restated by-laws; (b) sign (unless the secretary or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board of directors, or president/chief executive officer, or a vice president, certificates for shares of the capital stock of the corporation, the issue of which shall have been authorized by resolution of the board of directors, provided that the signatures of the officers of the corporation thereon may be facsimile as provided in these amended and restated by-laws; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president/chief executive officer or by the board of directors.

Section 10. The Secretary. The secretary shall: (a) keep the minutes of the shareholders’ and of the board of directors’ meetings in one or more books provided for that purpose; and at the request of the board of directors shall also perform like duties for the standing committees thereof when required; (b) see that all notices are duly given in accordance with the provisions of these amended and restated by-laws or as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) have general charge of the stock transfer books of the corporation; (f) sign (unless the treasurer or other proper officer thereunto duly authorized by the board of directors shall sign), with the chairman of the board of directors, or president/chief executive officer, or a vice president, certificates for shares of the capital stock of the corporation the issue of which shall have been authorized by resolution of the board of directors, provided that the signatures of the officers of the corporation thereon may be facsimile as provided in these amended and restated by-laws; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman of the board, the president/chief executive officer or by the board of directors.

Section 11. Assistant Treasurers and Assistant Secretaries. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president/chief executive officer or the board of directors, and in the event of the absence, inability or refusal to act of the treasurer or the secretary, the assistant treasurers or assistant secretaries (in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the treasurer or the secretary, respectively.

Section 12. Other Officers. Such other officers as the board of directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the president/chief executive officer or the board of directors. The board of directors may delegate to any other officer of the corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 13. Other Positions. The chief executive officer may authorize the use of titles, including the titles of chairman, president and vice president, by individuals who hold management positions with the business groups, divisions or other operational units of the corporation, but who are not and shall not be deemed officers of the corporation. Individuals in such positions shall hold such titles at the discretion of the appointing officer, who shall be the chief executive officer or any officer to whom the chief executive officer delegates such appointing authority, and shall have such powers and perform such duties as such appointing officer may from time to time determine.

Section 14. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors, or by one or more committees or officers to the extent so authorized from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Indemnification. Directors and officers of the corporation serve at the request of Windstream Corporation and in such capacity shall benefit from the indemnification rights as set forth in Section 2 of Article Eight of the Amended and Restated Certificate of Incorporation of Windstream Corporation. Any indemnification of a director or officer or advance of expenses under Section 2 of Article Eight of the Amended and Restated Certificate of Incorporation of Windstream Corporation shall follow the procedure set forth in Section 3 of Article Eight of the Amended and Restated Certificate of Incorporation of Windstream Corporation.

Section 2. Insurance. The corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were serving at the request of the corporation in any capacity in another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his status as such, whether or not the company would have the power to indemnify him or her against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article shall relieve the corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the corporation with respect to such payment.

Section 3. Merger or Consolidation. For purposes of this Article, references to the “corporation” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, officers and employees or agents, so that any person who is or was a director, manager, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving company as he or she would have with respect to such constituent company if its separate existence had continued.

Section 4. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each person entitled to indemnification under Section 1 of this Article VI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII

CERTIFICATES OF STOCK AND THEIR TRANSFER

Section 1. Certificates of Stock. Every holder of stock in the corporation shall be entitled to have a certificate, in such form as the board of directors shall prescribe, signed in the name of the corporation by (i) the chairman of the board of directors, president or a vice-president and (ii) by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the corporation, certifying the number and class of shares owned by him or her in the corporation. Any of or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 2. Records of Certificates. A record shall be kept of the name of the person, firm or corporation of record holding the stock represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the corporation for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3 of this Article VII.

Section 3. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, agree to indemnify the corporation in such manner as it shall reasonably require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Transfer and Registry Agents. The corporation may maintain a transfer office or agency where its stock shall be directly transferable and a registry office, which may be identical with the transfer or agency, where its stock shall be registered; and the corporation may, from time to time, maintain one or more other transfer offices or agencies, and registry offices; and the board of directors may from time to time, define the duties of such transfer agents and registrars and make such rules and regulations as it may deem expedient, not inconsistent with these amended and restated by-laws, concerning the issue, transfer and registration of certificates for shares of the capital stock of the corporation.

Section 6. Fixing Record Date. In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting, which the board of directors must do if the meeting is adjourned to a date more than one hundred twenty days after the original meeting date.

Section 7. Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Iowa.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Execution of Documents. The chief executive officer, the president, any vice president, or any other officer, employee or agent of the corporation designated by the board of directors or designated in accordance with corporate policy approved by the board of directors, shall have the power to execute and deliver proxies, stock powers, deeds, leases, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for payment of money and other documents for and in the name of the corporation, and such power may be delegated (including the power to redelegate) by the chief executive officer or to the extent provided in such corporate policy by written instrument to other officers, employees or agents of the corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the board of directors, or, in the absence of such authorization by the chief executive officer, president or any vice president.

Section 2. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolutions of the board of directors.

Section 4. Seal. The corporation may adopt a corporate seal which, if adopted, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Iowa.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Unless the board of directors shall otherwise direct in specific instances, the seal, when so impressed or affixed, shall be attested by the signature of the secretary or an assistant secretary.

The secretary shall be the custodian of the seal and shall affix the seal to all papers which may require it upon the authorization of the chairman, the president, a committee of the board of directors, or any other officer designated by the board of directors.

ARTICLE IX

AMENDMENTS

Section 1. Amendments; Generally. Subject to the rights of any holders of Preferred Stock, these amended and restated by-laws may be altered, amended or repealed, in whole or in part, or new by-laws may be adopted by the shareholders or the board of directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such meeting of shareholders or board of directors as the case may be. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by the board of directors.

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